UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          November 27, 2007

Affiliated Managers Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-13459	04-3218510
(Commission File Number)	(IRS Employer Identification No.)

600 Hale Street Prides Crossing, Massachusetts	01965
(Address of Principal Executive Offices)	(Zip Code)

(617) 747-3300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS 1.01 and 8.01          Entry into a Material Definitive Agreement and Other Events

On November 27, 2007, Affiliated Managers Group, Inc. (the “Company”) entered into a Third Amended and Restated Credit Agreement with Bank of America, N.A., as administrative agent, and the several lenders from time to time parties thereto (the “New Credit Facility”). The New Credit Facility replaces the Company’s previous $650 million senior revolving credit facility and allows the Company to borrow an aggregate of $950 million, up to $750 million on a revolving credit basis and up to $200 million under a term loan facility, at specified rates of interest that vary depending on the Company’s credit rating. Subject to the agreement of lenders to provide incremental commitments, the Company has the option to increase the facility by up to an additional $250 million.

All obligations under the New Credit Facility are secured by a pledge of the Company’s direct and indirect equity interests in most domestic subsidiaries and a substantial portion of the Company’s direct and indirect equity interests in certain foreign subsidiaries. The Company is not required to pledge the equity interests of any subsidiary designated by the Company as an unrestricted subsidiary or created or acquired after the closing date of the New Credit Facility if certain financial tests are satisfied. Borrowings are guaranteed by each of the Company’s wholly-owned domestic subsidiaries unless it is not owned directly by the Company and is designated as unrestricted by the Company in accordance with the terms of the New Credit Facility.

The New Credit Facility contains financial covenants with respect to leverage and interest coverage, and also contains customary affirmative and negative covenants, including limitations on indebtedness, liens, cash dividends, asset dispositions, and fundamental corporate changes, and certain customary events of default. Upon the occurrence and continuation of an event of default, the lenders may terminate the revolving credit commitment and require immediate payment of the entire unpaid principal amount of the New Credit Facility, accrued interest and all other obligations.

The Company issued a press release on November 28, 2007 regarding the New Credit Facility, a copy of which is attached to this report as Exhibit 99.1.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01.

ITEM 9.01	Financial Statements and Exhibits

(c)           Exhibits.

Exhibit No.	Description

10.1

Third Amended and Restated Credit Agreement, dated as of November 27, 2007, by and among the Company, Bank of America, N.A., as administrative agent, and the several lenders from time to time parties thereto.

99.1*	Press Release issued by the Company on November 28, 2007.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFILIATED MANAGERS GROUP, INC.

Date: November 30, 2007
	By:	/s/ John Kingston, III
		Name:	John Kingston, III
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

Third Amended and Restated Credit Agreement, dated as of November 27, 2007, by and among the Company, Bank of America, N.A., as administrative agent, and the several lenders from time to time parties thereto.

99.1*	Press Release issued by the Company on November 28, 2007.

*  This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.